Universal Institutional Funds, Inc. -
Global Tactical Asset
Allocation Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	Marathon Petroleum Corp. 5.125% due 3/1/2021
Purchase/Trade Date:	1/27/2011
Offering Price of Shares: $99.947
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Funds Total Assets: 0.09
Brokers: Morgan Stanley, BofA Merrill Lynch, Citi, JPMorgan, RBS,
BNP Paribas, Deutsche Bank Securities, DnB NOR Markets, Fifth Third Securities, Inc., Mitsubishi UFJ Securities, PNC Capital Markets LLC, Scotia Capital, Societe Generale, SMBC Nikko, US Bancorp, BBVA Securities, Comerica Securities, The Williams Capital Growth, L.P. Purchased from: JPMorgan

Securities Purchased:	Thermo Fisher Scientific Inc. 4.500% due
3/1/2021
Purchase/Trade Date:	2/14/2011
Offering Price of Shares: $99.353
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $10,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Funds Total Assets: 0.04
Brokers: Barclays Capital, JP Morgan, BofA Merrill Lynch, Deutsche Bank Securities, RBS, Banca IMI, BNP Paribas, Credit Agricole CIB, HSBC, ING, KeyBanc Capital Markets, Mitsubishi UFJ Securities, Mizuho Securities USA Inc., Morgan Stanley, Scotia Capital, SMBC Nikko Purchased from: Barclays Bank

Securities Purchased:	McKesson Corp. 4.750% due 3/1/2021
Purchase/Trade Date:	2/23/2011
Offering Price of Shares: $99.693
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Funds Total Assets:  0.06
Brokers: BofA Merrill Lynch, JPMorgan, Mitsubishi UFJ Securities,
Rabo Securities USA, Inc., Scotia Capital, Wells Fargo Securities, Fifth Third Securities, Inc., PNC Capital Markets LLC
Purchased from: JPMorgan





Securities Purchased:	Quest Diagnostics Inc. 4.70% due 4/1/2021
Purchase/Trade Date:	3/21/2011
Offering Price of Shares: $99.833
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.009
Percentage of Funds Total Assets: 0.18
Brokers: Morgan Stanley, Goldman, Sachs & Co., RBS, JP Morgan, Wells Fargo Securities, Credit Agricole CIB, BofA Merrill Lynch, Mitsubishi UFJ Securities
Purchased from: Royal Bank of Scotland

Securities Purchased:	Wesfarmers Ltd. 2.983% due 5/18/2016
Purchase/Trade Date:	5/9/2011
Offering Price of Shares: $100.000
Total Amount of Offering: $650,000,000
Amount Purchased by Fund: $30,000
Percentage of Offering Purchased by Fund: 0.005
Percentage of Funds Total Assets: 0.11
Brokers: Barclays Capital, Goldman, Sachs & Co., JP Morgan, BofA
Merrill Lynch, Mitsubishi UFJ Securities, Mizuho Securities, SMBC
Nikko
Purchased from: Barclays Capital

Securities Purchased:	Barrick North America Finance 4.400% due
5/30/2021
Purchase/Trade Date:	5/24/2011
Offering Price of Shares: $99.936
Total Amount of Offering: $1,350,000,000
Amount Purchased by Fund: $40,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Funds Total Assets: 0.15
Brokers: Morgan Stanley, RBC Capital Markets, Citi, JP Morgan, CIBC, HSBC, Scotia Capital, Barclays Capital, BMO Capital Markets, BNP Paribas, Mitsubishi UFJ Securities, Societe Generale, TD Securities, UBS Investment Bank
Purchased from: Royal Bank of Canada

Securities Purchased:	ABB Treasury Center USA Inc. 2.500% due
6/15/2016
Purchase/Trade Date:	6/14/0211
Offering Price of Shares: $99.368
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Funds Total Assets: 0.09
Brokers: BofA Merrill Lynch, Deutsche Bank Securities, JP Morgan,
Barclays Capital, BNP Paribas, Goldman, Sachs & Co., RBS, Morgan
Stanley
Purchased from: Deutsche Bank Securities